As filed with the Securities and Exchange Commission on April 13, 2020

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Co-Diagnostics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah	46-2609396
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Co-Diagnostics, Inc.

2401 S. Foothill Drive

Salt Lake City, Utah 84109

(Address of Principal Executive Offices) (Zip Code)

Co-Diagnostics, Inc. 2015 Long Term Incentive Plan

(Full Title of the Plan)

Reed L. Benson

Chief Financial Officer

Co-Diagnostics, Inc.

2401 S. Foothill Drive

Salt Lake City, Utah 84109

(Name and Address of Agent for Service)

(801) 438-1036

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Peter DiChiara, Esq.

Carmel, Milazzo & Feil LLP

55 West 39th Street, 18th Floor, New York, NY 10018

646-838-1312

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved for issuance pursuant to options granted under Co-Diagnostics, Inc. 2015 Long-term Incentive Plan	2,121,817	(3)	$8.829	(2)	$18,733,522.29	$2,431.61
Common Stock, par value $0.001 per share, reserved for issuance pursuant to Co-Diagnostics, Inc. 2015 Long-term Incentive Plan in connection with the options that may be granted.	3,878,183	(4)	$8.829	(2)	$34,240,477.71	$4,444.42
	6,000,000		-		52,974,000.00	6,876.03

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 (the “Common Stock”), that become issuable in respect of the securities identified in the above table under the Co-Diagnostics, Inc. 2015 Long Term Incentive Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $7.15 per share, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Stock Market on April 1, 2020, which date is within five business days prior to filing this Registration Statement.

(3)	Consists of 2,121,817 shares of Registrant’s Common Stock reserved for issuance in connection with outstanding stock options granted pursuant to Co-Diagnostics, Inc.2015 Long-term Incentive Plan.

(4)	Consists of 3,878,183 of shares of Registrant’s Common Stock reserved for issuance in connection with stock options that are not currently issued or vested pursuant to the Co-Diagnostics, Inc.2015 Long-term Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Registrant’s plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on March 30, 2020 pursuant to Section 13(a) of the Exchange Act;

(2)	All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(3)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 11, 2017 pursuant to Section 12(b) of the Exchange Act, including any subsequently filed amendments and reports updating such description.

All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

The Registrant’s Articles of Incorporation provide that to the fullest extent permitted by the Registrant’s bylaws (the “Bylaws”) or the Utah Revised Business Corporation Act, as amended (the “Act”), or any other applicable law, as either may be amended, a director shall have no liability to the Registrant or its shareholders for monetary damages for conduct, any action taken, or any failure to take any action as a director. As permitted by the Act, directors will not be personally liable to the Registrant or the Registrant’s shareholders for monetary damages for any action taken or any failure to take action as a director except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the Registrant or its shareholders; (c) an unlawful distribution in violation of Section 16-10a-842 of the Act; or (d) an intentional violation of criminal law.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, the Bylaws provide that:

●	the Registrant will indemnify its directors to the fullest extent permitted by the Act, including advancing expenses in connection with legal proceedings, subject to limited exceptions; and

●	the Registrant may, to the extent permitted by the Act, by action of its board of directors, agree to indemnify officers, employees and other agents of the Registrant and may advance expenses to such persons.

The Registrant has entered into indemnification agreements with each of the Registrant’s executive officers and directors. These agreements provide that, subject to limited exceptions and among other things, the Registrant will indemnify each of its executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnity in connection with any proceeding in which a right to indemnification is available.

The Registrant maintains general liability insurance that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control the Registrant, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage shareholders from bringing a lawsuit against the Registrant’s directors for breach of their fiduciary duty, or may have the practical effect in some cases of eliminating the Registrant’s shareholders’ ability to collect monetary damages from its directors and officers. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Registrant and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent the Registrant pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

(a)	The Registrant hereby undertakes:

(i)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

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(2)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(3)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(i)(1) and (a)(i)(2) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(ii)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on April 13, 2020.

CO-DIAGNOSTICS, INC.

By:	/s/ Dwight H. Egan
Dwight H. Egan
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Co-Diagnostics, Inc., hereby severally constitute and appoint Dwight H. Egan and Reed L. Benson, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Dwight H. Egan	President, Chief Executive Officer and Chairman of the Board	April 13, 2020
Dwight H. Egan	(Principal Executive Officer)

/s/ Reed L. Benson	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 13, 2020
Reed L. Benson

/s/ Eugene Durenard	Director	April 13, 2020
Eugene Durenard

/s/ Edward L. Murphy	Director	April 13, 2020
Edward L. Murphy

/s/ James Nelson	Director	April 13, 2020
James Nelson

/s/ Richard S. Serbin	Director	April 13, 2020
Richard S. Serbin

[Signature Page to Form S-8]

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s annual Report on Form 10-K filed with the Commission on March 30, 2020)

4.1.1.	Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1.1 to the Registrant’s annual Report on Form 10-K filed with the Commission on March 30, 2020)

4.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s annual Report on Form 10-K filed with the Commission on March 30, 2020)

5.1*	Opinion of Carmel, Milazzo & Feil LLP

10.1	Co-Diagnostics, Inc. 2015 Long Term Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s annual Report on Form 10-K filed with the Commission on March 30, 2020)

23.1*	Consent of Independent Registered Public Accounting Firm, Haynie & Company

23.2*	Consent of Carmel, Milazzo & Feil LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (reference is made to the signature page hereto)

* Filed herewith